Exhibit 10.1

FELCOR LODGING TRUST INCORPORATED

2005 Restricted Stock and Stock Option Plan

(as amended through October 29, 2012)

FELCOR LODGING TRUST INCORPORATED
2005 Restricted Stock and Stock Option Plan

Section 1.     Establishment, Purpose, and Effective Date of Plan

1.1     Establishment. FelCor Lodging Trust Incorporated, a Maryland corporation, hereby establishes the “FELCOR LODGING TRUST INCORPORATED 2005 RESTRICTED STOCK AND STOCK OPTION PLAN” (the “Plan”) for Independent Directors, executive officers and key employees. The Plan permits the grant of stock options and restricted stock as a payout media for payments under the plan.

1.2     Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Independent Directors, executive officers and key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Independent Directors, executive officers and key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

1.3     Effective Date. The Plan shall become effective on February 18, 2005, (“Effective Date”), although it is subject to shareholder approval as provided in Section 6.1.

Section 2.     Definitions

2.1     Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Award” means, collectively, each Option, Restricted Stock or Restricted Stock Unit, granted under this Plan, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

(b)    “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means the Compensation Committee of the Board; provided, however, that for any grant to an Independent Director, the remaining members of the Board shall serve as the Compensation Committee with respect to such grant, including, but not limited to, the approval of the grant. The Board, as a whole, may take any action which the Committee is authorized to take hereunder.

(f)    “Company” means FelCor Lodging Trust Incorporated, a Maryland corporation.

(g)    “Disability” means an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

(h)    “Employee” means an employee (including officers and directors who are also employees) of the Company or its subsidiaries, affiliates (including partnerships) or any branch or division thereof.

(i)    “Fair Market Value” of a share of Stock means the reported closing sales price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no closing price is reported on that date, on the last preceding date on which such closing price of the Stock was so reported. If the Stock is not traded on the New York Stock Exchange at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(j)    “Independent Director” means a director of the Company who is not an Employee.

(k)    “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “incentive stock option” within the meaning of Section 422 of the Code or (ii) a “nonstatutory stock option.”

(l)    “Participant” means any Employee or Independent Director designated by the Committee to participate in the Plan.

(m)    “Period of Restriction” means (i) with respect to shares of Restricted Stock, the period during which the transfer of such shares is restricted pursuant to Section 8 of the Plan and (ii) with respect to Restricted Stock Units, the period beginning on when such Restricted Stock Units are granted to a Participant and ending when the shares of Stock underlying such Restricted Stock Units are to be issued to the Participant in accordance with the Award Agreement.

(n)    “Restricted Stock” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(o)    “Restricted Stock Units” means a number of hypothetical Stock units granted to a Participant pursuant to Section 8 of the Plan having a value equal to the Fair Market Value of an identical number of shares of Stock; such units provide for the issuance of an identical number of shares of Stock to such Participant (or other compensation having a value equal to the corresponding Stock), subject to satisfaction of certain conditions.

(p)    “Stock” means the common stock of the Company, par value of $.01 per share.

2.2    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3.    Eligibility and Participation

3.1    Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among the Independent Directors and Employees who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

Section 4.    Administration

4.1     Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

Section 5.     Stock Subject to Plan

5.1     Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 6,000,000, subject to adjustment upon the occurrence of any of the events indicated in Section 5.3 hereof. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. Without limitation, no officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in excess of 250,000 shares of Stock in any fiscal year (the “Section 162(m) Maximum”).
5.2     Lapsed Awards. If any Award granted under the Plan terminates, expires, lapses or is canceled for any reason, any shares of Stock subject to such Award again shall be available for the grant of an Award hereunder. The Committee shall not, unless approved by (or subject to the approval of) shareholders, effect a repricing of all or any of the Options outstanding under the Plan at any time. Further, except as otherwise provided in Section 7.11 hereof, the Committee shall not, without the consent of the affected Optionee, have the authority to effect the cancellation or modification of any or all outstanding Options.
5.3     Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after the Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to the Plan and to each Award hereunder, and to the stated Option price (if any) of each Award, shall be adjusted appropriately by the Committee or the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee or the Board also shall have discretion to make appropriate adjustments in the number and type of shares subject to an Award of Restricted Stock under the Plan pursuant to the terms of such an Award. In the event of a merger or consolidation where the Company is not the surviving corporation, the surviving corporation shall be required to assume the outstanding Awards which have not been canceled, and the Committee, in its sole discretion, shall adjust the number of shares, and the Option price (if any), so as to neither reduce or enlarge the rights of the Participant, including, but not limited to, dividing the shares and the Option price (if any) by the exchange ratio.

Section 6.     Shareholder Approval and Duration of Plan
6.1     Shareholder Approval. All Awards granted under this Plan are subject to, and may not be exercised before, and will be rescinded and become void in the absence of, the approval of this Plan by a majority of the shareholders voting thereon at a meeting of shareholders, at which a quorum is present, held prior to the first anniversary of the Effective Date of this Plan.
6.2     Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate pursuant to Section 10 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth anniversary of the Effective Date.
Section 7.     Stock Options
7.1     Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee, and for all purposes hereof, the date of such grant shall be the date on which the Committee takes formal action to grant an Option, provided that it is followed, as soon as reasonably practicable, by written notice to the person receiving the Option. The Committee shall have complete discretion in determining the number of Options granted to each Participant and the terms and provisions thereof. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant; provided, however, that the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock, with respect to which all incentive stock options granted under any plan of the Company are exercisable for the first time by a Participant during any calendar year, may not exceed $100,000. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts that exceed the maximum established by Section 422 of the Code.
7.2     Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.
7.3     Option Price. The Option price of each share of Stock subject to each Option granted pursuant to this Plan shall be determined by the Committee at the time the Option is granted and, in the case of incentive stock options, shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted, as determined by the Committee. In the case of incentive stock options granted to any person who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock (“Ten Percent Owner”), the Option price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option price of each share of Stock subject to a nonstatutory stock option under this Plan shall be determined by the Committee, in its sole discretion, prior to granting the Option.
7.4     Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no incentive stock option shall be exercisable later than ten (10) years from the date of its grant, and no incentive stock option granted to a Ten Percent Owner shall be exercisable later than five (5) years from the date of its grant.

7.5     Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Unless otherwise expressly provided in the Option, no Option may be exercised within six (6) months after the date of grant. Each Option that is intended to qualify as an incentive stock option pursuant to Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options. Without limitation, the Committee may, in its sole discretion, accelerate the date on which any Option may be exercised, or on which restrictions on Restricted Stock shall lapse.
7.6     Payment. The Option price of Stock acquired upon exercise of any Option, and applicable withholding as described in Sections 11.1 and 11.2, shall be paid in full on the date of exercise, by certified or cashier's check, by wire transfer, by money order, through a broker assisted exercise, with Stock (but with Stock only if expressly permitted by the terms of the Option), or by a combination of the above. If the Option Price is permitted to be, and is, paid in whole or in part with Stock, the value of the Stock surrendered shall be its Fair Market Value on the date surrendered. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes. For purposes of this Section 7.6, “broker assisted exercise” shall mean a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Committee designated brokerage firm to effect the immediate sale of the shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option price plus all applicable withholding and employment taxes required, and (b) the Committee to deliver the certificates for the shares directly to such brokerage firm in order to complete the sale.
7.7     Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.
7.8     Termination of Employment Due to Death or Disability. Unless otherwise expressly provided in the Option, if the employment of a Participant is terminated by reason of death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) the first anniversary of such date of termination of employment.

7.9     Termination of Employment Other than for Death or Disability. Unless otherwise expressly provided in the Option, if the employment of the Participant shall terminate for any reason other than death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) ninety (90) days after such date of termination of employment.
7.10     Nontransferability of Options. Unless otherwise expressly provided in the Option, no Option granted under the Plan may be sold, transferred pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.
7.11     Cancellation. Unless otherwise expressly provided in the Option of reference, in the event of a merger or consolidation where the Company is not the surviving corporation (or survives only as the 80% or greater owned subsidiary of another corporation), the Committee, in its sole discretion may cancel, by giving written notice (a “Cancellation Notice”), effective immediately prior to the consummation of such transaction, all or any of the vested portion of any, or all, Options that remain unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the transaction.

Section 8.    Restricted Stock; Restricted Stock Units
8.1    Grants of Restricted Stock and/or Restricted Stock Units. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock and/or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Each such grant shall be evidenced by a written Award Agreement that specifies the Period of Restriction and other specific terms of the Award. Without limitation, the Committee may accelerate the date on which restrictions lapse with respect to any Restricted Stock and/or Restricted Stock Units. Upon the expiration or termination of the Period of Restriction and the satisfaction of any other conditions prescribed by the Committee (including, without limitation, the Participant's satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Stock or Restricted Stock Units will lapse and the number of shares of Stock with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of an Award Agreement, to the Participant or the Participant's beneficiary or estate, as the case may be, unless such Award is subject to a deferral condition that complies with Code Section 409A and the regulations and interpretive authority issued thereunder as may be allowed or required by the Committee in its sole discretion. The Company will not be required to deliver any fractional share of Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant's beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferred settlement date specified in the Award Agreement that complies with Code Section 409A requirements, the Stock will be issued and delivered, and the Participant will be entitled to the beneficial ownership rights of such Stock, as soon as practicable after the Period of Restriction lapses, but not later than (i) the later of (x) the date that is 2 ½ months after the end of the Participant's taxable year for which the Period of Restriction ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (y) the date that is 2 ½ months after the end of the Company's taxable year for which the Period of Restriction ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.
8.2    Transferability. Except as provided in Section 8.6 hereof, the shares of Restricted Stock or Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Award Agreement.
8.3    Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock and Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing such shares to give appropriate notice of such restrictions.
8.4    Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Participants awarded Restricted Stock Units hereunder shall have no voting rights with respect to those Restricted Stock Units until the issuance and delivery of shares of Stock in respect thereof on the later of the lapse of the Period of Restriction or the settlement date specified in the Award Agreement.

8.5    Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock or granted Restricted Stock Units hereunder shall not be entitled to receive cash dividends distributed with respect to those shares or with respect to Stock underlying Restricted Stock Units. To the extent such shares of Restricted Stock or Restricted Stock Units are not forfeited by such Participants prior to the end of the Period of Restriction, such Participants shall be entitled to receive cash payments immediately following the end of the Period of Restriction equal to the cash dividends that would otherwise have been paid with respect to those shares of Restricted Stock that were not forfeited during the Period of Restriction or the shares of Stock issued with respect to Restricted Stock Units had they been issued and outstanding throughout the Period of Restriction.
8.6    Termination of Employment. Unless otherwise expressly provided in the Award Agreement or any other agreement between a Participant and the Company, in the event that such Participant's employment with the Company is terminated for any reason during the Period of Restriction (including death), then any shares of Restricted Stock and any Restricted Stock Units still subject to restrictions at the date of such termination automatically shall be forfeited.
Section 9.     Rights of Employees
9.1     Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
Section 10.     Amendment, Modification and Termination of Plan
10.1     Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, and may amend or modify Awards hereunder; provided, however, that no amendment of the Plan or of any Award hereunder, without approval of the shareholders within one year after the adoption of such amendment, may (a) increase the aggregate number of shares of Stock that may be issued under the Plan; (b) extend the term of the Plan; or (c) materially modify the requirements as to eligibility to receive Awards under the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the affected Participant(s).
Section 11.     Miscellaneous Provisions
11.1     Tax Withholding. Without limitation, on the date an Award is taken into a Participant's income, the Company shall have the right to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the Company's resulting federal, state, and local withholding and employment tax requirements with respect to such Award.
11.2     Stock Withholding Elections. On the date an Award is includible in a Participant's income, the Company shall have the right to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the Company's resulting federal, state, and local income tax and employment tax withholding requirements with respect to such Award, except that the Committee may permit, and the terms of an Award may provide that, a Participant may make an irrevocable election to have shares of Stock otherwise issuable thereunder withheld having an aggregate Fair Market Value sufficient to satisfy the Company's minimum total federal, state and local income and employment tax withholding obligations associated with the transaction. Any such elections, if available, must be made by a Participant on or prior to the tax date.

11.3     Severability. If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.
11.4     Notice. Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this Subsection, or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection. The Company or the Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices; provided further, that a Participant who is not an Employee must file such written notice with the Committee. Until changed in accordance with this Plan, the Company and the Participant shall be deemed to have specified as its and his address for receiving notices (i) as to the Company, the principal executive offices of the Company, and (ii) as to the Participant, (A) where the Participant is an Employee, the most current address of the Participant set forth in the Company's employment records, and (B) where Participant is not an Employee, the address set forth in the most recent notice. Any person entitled to notice under this Plan may waive such notice. Without limiting the generality of the forgoing, for all purposes hereof, the address of the Company shall be the address of the Committee.
Section 12.     Indemnification
12.1     Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan made in good faith and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not apply to any acts of willful misconduct by any member of the Committee or the Board. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Section 13.     Requirements of Law
13.1     Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.2     Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.